As filed with the Securities and Exchange Commission on December __, 2004.              Registration No. ____-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              CNH HOLDINGS COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          NEVADA                  11-2867201
               (STATE OR OTHER JURISDICTION     (I.R.S. EMPLOYER
            OF INCORPORATION OR ORGANIZATION)  IDENTIFICATION NO.)

              17304 PRESTON ROAD, SUITE 975
                      DALLAS, TEXAS                           75252
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)


                       OPTION AGREEMENT DATED MAY 5, 2003
                            (FULL TITLE OF THE PLAN)

                                   CINDY GARR
                          17304 PRESTON ROAD, SUITE 975
                               DALLAS, TEXAS 75252
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (972) 381-4699
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   COPIES TO:
                               ROBERT J. JOHNSTON
                              JACKSON WALKER L.L.P.
                      2435 N. CENTRAL EXPRESSWAY, SUITE 600
                             RICHARDSON, TEXAS 75080

                         CALCULATION OF REGISTRATION FEE
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
--------------------- ----------------------- ------------------------ ----------------------- ---------------------
Title of Securities                              Proposed Maximum         Proposed Maximum
  to be Registered         Amount to be         Offering Price Per       Aggregate Offering         Amount of
                          Registered (1)             Share(2)                  Price             Registration Fee
--------------------- ----------------------- ------------------------ ----------------------- ---------------------
Common Stock,
par value                 800,000 Shares               $1.90                 $1,520,000              $192.57
$0.001 per share
--------------------- ----------------------- ------------------------ ----------------------- ---------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate additional shares of Common Stock as may become issuable as a result of stock splits, stock dividends, recapitalizations or other similar transactions.

(2) Pursuant to Rule 457(h)(1) and Rule 457(c), the offering price and registration fee are computed on the basis of the average high and low prices of the Common Stock as listed on the NASD OTCBB on December 20, 2004.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to plan participants in accordance with Form S-8 and Rule 428 of the Securities Act of 1933.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by CNH Holdings Company (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and are incorporated herein by reference into this Registration Statement:

1. The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004, filed with the Commission on July 12, 2004 (the "Annual Report");

2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2004 and September 30, 2004;

3. All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report;

4. The description of the Common Stock contained in the Company's Registration Statement on Form 10 filed by registrant under the Exchange Act, including any report filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article VI of the Company's Bylaws states:


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

                  The corporation has the power to indemnify current or former directors, officers, employees and agents to the fullest extent provided in the Articles of Incorporation and by section 7-3-101.5, Nevada Revised Statutes, as amended and in effect on the date of the adoption of this article.

         The effect of this provision is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company. The foregoing bylaws may be sufficiently broad to permit indemnification of the Company's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS.

         In addition to the exhibits filed or incorporated by reference into the Prior Registration Statement, the following documents are filed as exhibits to this Registration Statement:

   EXHIBIT                      DESCRIPTION OF EXHIBIT
    NUMBER

         5.1      Opinion of Jackson Walker L.L.P. (filed herewith).
         23.1     Consent of Robison, Hill & Co. (filed herewith).
         23.2     Consent of Jackson  Walker L.L.P.  (incorporated  into Exhibit
                  5.1).
         24.1 Power of Attorney (contained on the signature page of this Registration Statement).
         99.1     Option Agreement dated May 5, 2003 (filed herewith).
         99.2 Amendment to Option Agreement dated April 2, 2004 (filed herewith).


ITEM 9. UNDERTAKINGS

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (l)(i) and (l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering;

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                POWER OF ATTORNEY

         Each person whose signature appears below authorizes Derek Downs and Cindy Garr, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.

                                 SIGNATURE PAGE

         Pursuant to the requirements of the Securities Act of 1933, as amended, CNH Holdings Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on December __, 2004.


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                              CNH HOLDINGS COMPANY

                              By: /s/
                                 -----------------------------------------------
                                 Derek Downs,
                                 President


              SIGNATURES                                    TITLE                                  DATE
____________________                     President,   Chief  Executive  Officer  and           December __, 2004
Derek Downs                              Director  (Principal  Executive Officer and
                                         Director)
____________________                     Chief  Financial  Officer,  Executive  Vice           December __, 2004
Cindy Garr.                              President and Director
____________________                     Executive Vice President,  Chief Technology           December __, 2004
Greg Royal                               Officer and Director








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